Exhibit 10.30

AMENDMENT 2008-1

TO THE

FARMER BROS. CO. AMENDED AND RESTATED

EMPLOYEE STOCK OWNERSHIP PLAN

This Amendment is hereby made and entered into this 15th day of December, 2008, by Farmer Bros. Co. (the “Employer”).

WHEREAS, the Employer adopted the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan (the “Plan”), effective January 1, 2000; and

WHEREAS, Section 12.01 of the Plan allows the Employer the ability to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to comply with certain provisions of the Pension Protection Act of 2006, as well as incorporate the requirements under the final Treasury Regulations issued pursuant to section 415 of the Internal Revenue Code (the “Code”) in order to maintain the Plan’s tax-qualified status under the Code.

NOW, THEREFORE, in consideration of the above premises, the Company hereby amends the Plan in accordance with this Amendment 2008-1, effective as stated herein:

1.     Effective January 1, 2008, Section 1.11 of the Plan is amended by adding the following new language to the end of existing text thereof:

“Effective January 1, 2008, notwithstanding the preceding, for purposes of this Section 1.11, a Participant’s Compensation shall also include Post-Severance Compensation.  For purposes of this Section 1.11 and the Plan, the term “Post-Severance Compensation” means the following amounts paid after an Employee’s termination date. To the extent that such amounts are paid to the Employee by the later of 2½ months after the Employee’s termination date and the end of the Limitation Year that includes the Employee’s termination date, Post-Severance Compensation includes the payment of regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, provided that the payment would have been paid to the Employee prior to a termination date if the Employee had continued in employment with the Employer.  Such Compensation shall be included during the Plan Year in which the Post-Severance Compensation is paid and not accrued.”

2.     Effective January 1, 2008, Section 3.03(c) of the Plan is amended by adding the following new language to the end of existing text thereof:

“Effective January 1, 2008, notwithstanding the preceding, for purposes of this Section 3.03, a Participant’s remuneration shall also include Post-Severance Compensation.  For purposes of this Section 3.03 and the Plan, the term “Post-Severance Compensation” means the following amounts paid after an Employee’s termination date. To the extent that such amounts are paid to the Employee by the later of 2½ months after the Employee’s termination date and the end of the Limitation Year that includes the Employee’s termination date, Post-Severance Compensation includes the payment of regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, provided that the payment would have been paid to the Employee prior to a termination date if the Employee had continued in employment with the Employer. Such remuneration shall be included during the Limitation Year in which the Post-Severance Compensation is paid and not accrued.”

3.     Effective January 1, 2008, Section 3.03(b) of the Plan is amended by adding the following new language to the end of existing text thereof:

“Annual additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

Annual additions for purposes of Code Section 415 of the Code shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a Participant from the Plan; and (4) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Sections 411(a)(7)(C)) and 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d) ) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

Notwithstanding any provision of the Plan to the contrary, Annual Additions shall be determined consistent with Code Section 415 and the regulations promulgated thereunder.”

4.     Effective January 1, 2008, Section 3.03(e) of the Plan is amended by adding the following new language to the end of existing text thereof:

“Notwithstanding the preceding, if for any Limitation Year the Annual Additions allocated to a Participant’s Account exceeds the maximum permissible amount as set forth in Section 8.1, then such excessive Annual Additions shall be corrected as allowed under applicable guidance, including the Employee Plans Compliance Resolution System (“EPCRS”) that is issued by the Internal Revenue Service.”

5.     Effective January 1, 2008, Section 3.03(d) of the Plan is amended by adding the following new language to the end of existing text thereof:

“The Employer may contribute under another Related Defined Contribution Plan in addition to its contributions under this Plan.  If the Administrator allocated an excess amount to an Account on a date which coincides with an allocation of the other Related Defined Contribution Plan, the Administrator will attribute the total excess amount allocated as of such date to any other qualified plan maintained by the Employer unless the Administrator determines otherwise or applicable law prohibits such allocation to the other qualified plan maintained by the Employer.  For purposes of applying the limitations that are applicable to a Participant for a particular Limitation Year under the provisions of this Section and Code Section 415(c), the Employer shall aggregate all Related Defined Contribution Plan in accordance with the requirements set forth in Section 1.415(f)-1 of the Regulations. “

6.     Effective January 1, 2008, Section 7.10 of the Plan is amended by adding the following new language to the end of existing text thereof:

“(i)          Effective January 1, 2007, the term “Eligible Rollover Distribution” means any distribution, other than a distribution described in Section 7.10(a), of all or any portion of the balance to the credit of:

(A)          an Eligible Distributee, or

(B)           subject to Section 7.10(a), a Beneficiary who is not the surviving spouse of the Participant, if the distribution is made in accordance with Code Section 402(c)(11).

(ii)           Notwithstanding Section 7.10(a), the term “Eligible Rollover Distribution” does not include:

(A)  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for:

(1)           the life (or life expectancy) of the Eligible Distributee or a nonspouse Beneficiary, or the joint lives (or joint life expectancies) of the Eligible Distributee and the Eligible Distributee’s Beneficiary; or

(2)           a specified period of ten (10) years or more;

(B)  any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(C)  any hardship distribution from any qualified plan.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) of the Code or to an annuity contract described in Code Section 403(b)  that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”

7.     Effective January 1, 2008, Section 7.10(b) of the Plan is amended by adding the following new language to the end of existing text thereof:

“(i)          Effective January 1, 2008, the term “Eligible Retirement Plan” means any of the following that accepts an Eligible Rollover Distribution: (i)  an individual retirement account described in Code Section 408(a); (ii)  an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); (iii) a qualified plan described in Code Section 401(a); (iv)  an annuity plan described in Code Section 403(a); (v)  an annuity contract described in Code Section 403(b); (vi)  an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(b) and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) effective for distributions made after December 31, 2007, a Roth IRA described in section 408A of the Code.

(ii)           Notwithstanding anything contained herein to the contrary, in the case of an Eligible Rollover Distribution to a Beneficiary who is not the Participant’s surviving spouse or a spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), an Eligible Retirement Plan only means (i)  an individual retirement account described in Code Section 408(a); or (ii)  an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), either of which is established for the purpose of receiving the distribution on behalf of such individual as a  Beneficiary of the Participant.”

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed as of the date first written above.

FARMER BROS. CO.

/S/ JOHN E. SIMMONS

By:	John E. Simmons
(Print Name)

Treasurer
Title